F O L E Y  &  L A R D N E R

                          A T T O R N E Y S  A T  L A W

   CHICAGO                       FIRSTAR CENTER                     SAN DIEGO
   JACKSONVILLE             777 EAST WISCONSIN AVENUE           SAN FRANCISCO
   LOS ANGELES           MILWAUKEE, WISCONSIN 53202-5367          TALLAHASSEE
   MADISON                  TELEPHONE (414) 271-2400                    TAMPA
   ORLANDO                  FACSIMILE (414) 297-4900         WASHINGTON, D.C.
   SACRAMENTO                                                 WEST PALM BEACH
                              WRITER'S DIRECT LINE


                                  July 30, 1996


   Gehl Company
   143 Water Street
   West Bend, Wisconsin  53095

   Gentlemen:

             We have acted as counsel for Gehl Company, a Wisconsin corporation (the "Company"), in conjunction with the preparation of a Form S-3 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed sale by the selling shareholders listed therein (the "Selling Shareholders") of up to 105,749 shares of the Company's common stock, $.10 par value (the "Common Stock").

             In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus constituting a part thereof; (b) the exhibits (including those incorporated by reference) constituting a part of said Registration Statement; (c) the Restated Articles of Incorporation and By-laws of the Company, as amended to date;
   (d) resolutions of the Company's Board of Directors relating to the authorization of the issuance of the securities subject to the Registration Statement; and (e) such other documents and records as we have deemed necessary to enable us to render this opinion.

             Based on the foregoing, we are of the opinion that:

             1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

             2. The shares of Common Stock offered by the Selling Shareholders as contemplated by the Registration Statement are validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except for debts owing to employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and as such section and its predecessors have been judicially interpreted.

             We consent to the use of this opinion as an exhibit to the Registration Statement, and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                      Very truly yours,

                                      FOLEY & LARDNER